                            SCHEDULE 14A INFORMATION
  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section  240.14a-11(c) or Section
    240.14a-12


                           KAYE KOTTS ASSOCIATES INC.
                (Name of Registrant as Specified in its Charter)

                           KAYE KOTTS ASSOCIATES INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
         2)      Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4)      Proposed maximum aggregate value of transaction:
         5)      Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:
         2)      Form Schedule or Registration Statement Number:
         3)      Filing Party:
         4)      Date Filed:

                           KAYE KOTTS ASSOCIATES INC.


Kaye Kotts Associates Inc.
15490 Ventura Boulevard
Sherman Oaks, California 91403

May 20, 1996

Dear Stockholder:

         On behalf of the Board of Directors of KAYE KOTTS ASSOCIATES INC., I cordially invite you to attend the 1996 Annual Meeting of Stockholders which will be held on Thursday, June 20, 1996, beginning at 9:00 a.m. at Radisson Valley Center Hotel, 15433 Ventura Boulevard, Sherman Oaks, California 91403,
(818) 981-8400.

         As described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, shareholders will be asked to vote on the election of directors, to approve an amendment to the Kaye Kotts Associates Inc. 1995 Stock Incentive Plan, and to ratify the appointment of the independent auditors for KAYE KOTTS ASSOCIATES INC.

         This package contains the Special Financial Report of KAYE KOTTS ASSOCIATES INC. Pursuant to the rules and regulations of the Securities and Exchange Commission, this Special Financial Report is being provided to shareholders to give shareholders audited financial information in this first year as a public company. Also included is a Proxy/Voting Instruction Card and postage paid return envelope.

         It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy/Voting Instruction Card in the enclosed envelope as promptly as possible. The Board of Directors greatly appreciates your interest and participation in the affairs of the Company.

                                  Sincerely,


                                  DAVID KAYE
                                  -----------------------------
                                  David Kaye
                                  Chairman of the Board
                                  and Chief Executive Officer

                           KAYE KOTTS ASSOCIATES INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 20, 1996

         The Annual Meeting of stockholders of Kaye Kotts Associates Inc. will be held at Radisson Valley Center Hotel, 15433 Ventura Boulevard, Sherman Oaks, California 91403, (818) 981-8400 on Thursday, June 20, 1996, at 9:00 a.m.
Pacific Daylight Savings Time, for the following purposes:

         1. To elect five directors to hold office for one year and until their respective successors are elected and qualified. The Board of Directors intends to nominate as directors the persons identified in the accompanying Proxy Statement.

         2. To consider and act upon a proposal to amend the Kaye Kotts Associates Inc. 1995 Stock Incentive Plan.

         3. To consider and act upon a proposal to ratify the appointment of Feldman Radin & Co., P.C. as auditors for the fiscal year ending December 31, 1996.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed May 6, 1996 as the record date for determining the stockholders entitled to receive notice of and to vote at the meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

PLEASE COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY/VOTING INSTRUCTION CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                  By Order of the Board of Directors,



                                  SUSAN E. PHILLIPS
                                  --------------------------------
                                  Susan E. Phillips
                                  Secretary

                           KAYE KOTTS ASSOCIATES INC.

                                 ______________


                                PROXY STATEMENT

                                  MAY 20, 1996

         This proxy statement is furnished in connection with the solicitation by the Board of Directors of Kaye Kotts Associates Inc. (the "Company" or "Kaye Kotts Associates") 15490 Ventura Boulevard, Sherman Oaks, California 91403, of your proxy for use at the Annual Meeting of Stockholders of the Company ("Annual Meeting") to be held June 20, 1996 or at any adjournment thereof.

         This proxy statement and the accompanying Proxy/Voting Instruction Card are being mailed to all stockholders on or about May 20, 1996.

         The Company is making this solicitation and will bear the expenses of preparing, printing and mailing proxy materials to the Company's stockholders. In addition, proxies may be solicited personally or by telephone or fax by officers or employees of the Company, none of whom will receive additional compensation therefor.

VOTING AT THE MEETING

         On May 6, 1996, the record date fixed by the Board of Directors, the Company had outstanding 2,387,400 shares of Common Stock. A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker nonvotes, however, will be treated as shares present for purposes of determining whether a quorum is present.

         Stockholders have one vote for each share on all business of the meeting. Stockholders have the right to cumulate their votes with respect to voting on any matter before the Annual Meeting, including the election of directors. A stockholder may, however, only cumulate his or her votes if the stockholder gives notice at the Annual Meeting, prior to voting, of his or her intention to cumulate votes. In no event may a stockholder cumulate votes for a candidate for director if such candidate was not placed in nomination prior to voting. If any one stockholder has given such notice, all stockholders may cumulate their votes for the candidates in nomination. If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the stockholder directs. The five candidates receiving the highest number of affirmative votes will be elected. If no such notice is given, there will be no cumulative voting, which means a simple majority of the shares voting may elect all of the directors.

REVOCABILITY OF PROXY

         A proxy may be revoked by a stockholder prior to the voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote taken on any matter prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of the stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, a properly executed proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the stockholders or, if no instructions are indicated, wholly voted FOR the slate of directors described herein, FOR the amendment to the Kaye Kotts Associates Inc. 1995 Stock Incentive Plan, FOR the approval of Feldman Radin & Co. P.C. as independent auditors for the fiscal year ending December 31, 1996, and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth information as of April 30, 1996, concerning the shares of Kaye Kotts Associates Common Stock beneficially owned by each Director of Kaye Kotts Associates, by each Executive Officer named in the summary compensation table and by all Directors and Executive Officers of Kaye Kotts Associates as a group. All shares listed are shares of Common Stock except as otherwise specifically indicated. The address for the Executive Officers and Directors of Kaye Kotts Associates is 15490 Ventura Boulevard, Sherman Oaks, California 91403, unless otherwise indicated.

                           SHARES BENEFICIALLY OWNED

 NAME                                           NUMBER                            PERCENTAGE
 ----                                           ------                            ----------
 David Kaye(1)                                 800,000                                34%
 Linda Kaye(1)                                 800,000                                34%
 Robert M. Rubin(2)                            180,000                                8%
 Lawrence Cohen(3)                             25,342                                 1%
 Susan E. Phillips                             10,200                                  *
 Michael M. Kesner                             10,000                                  *
 All officers and directors as a               1,025,542                              43%
 group (six persons) (1)-(3)

----------------------
*        Denotes less than 1%

(1) Includes 800,000 shares of the Company's Common Stock owned by Linda Kaye, the wife of David Kaye. Linda Kaye is an Assistant Secretary of the Company.

(2) Includes 159,991 shares of the Company's Common Stock owned by RK Partners, a New York partnership, of which Robert M. Rubin is a partner and 20,009 shares of the Company's Common Stock owned by Mr. Rubin.

(3) Includes 25,342 shares of the Company's Common Stock owned by Ms. Donna Cohen, the wife of Lawrence Cohen.

         Persons and groups beneficially owning more than five percent of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth, as of April 30, 1996, certain information as to the Common Stock beneficially owned by any person or group of persons, other than Management, who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock.
Other than as disclosed below, Management knows of no person, other than Management, who beneficially owned more than five percent of the Common Stock at April 30, 1996.

 NAME                                               NUMBER                             PERCENTAGE
 ----                                               ------                             ----------
 RK Partners (4)                               159,991                             7%

 Lawrence Kaplan (4)                           159,991                             7%

_________________
(4) Includes 159,991 shares of the Company's Common Stock owned by RK Partners, a New York partnership, of which Mr. Kaplan, as well as Mr. Rubin, is a partner. The address for RK Partners and Mr. Kaplan is 150 Motor Parkway, Hauppauge, New York 11788.


                             ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)


         Kaye Kotts Associates' Certificate of Incorporation and By-Laws provide that the number of Directors shall be determined by resolution of the Board of Directors, but shall be at least one. Generally, the Directors are to be elected for terms of one year and until their successors are elected and qualified.

         The Board of Directors presently consists of six Directors, but has been reduced to five Directors, effective as of the Annual Meeting. The Board of Directors has nominated for election five of the six Directors whose terms expire at the Annual Meeting: David Kaye, Susan E. Phillips, Michael M. Kesner, Robert M. Rubin and Lawrence Cohen. Directors elected at the 1996 Annual Meeting will hold office until the next annual meeting of stockholders of the Company, or until their successors are duly elected and qualified, except in the event of their death, resignation or removal. Each of the nominees has indicated his or her willingness to serve if elected. If any nominee becomes unable to serve, the proxies solicited hereby will be voted for the election of such other person or persons as the Board of Directors may select.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE ELECTION OF DAVID KAYE, SUSAN
E. PHILLIPS, MICHAEL M. KESNER, ROBERT M. RUBIN AND LAWRENCE COHEN AS DIRECTORS OF KAYE KOTTS ASSOCIATES.

         The following table sets forth the names of and certain information with respect to the five persons nominated by the Board of Directors for election as Directors of Kaye Kotts Associates at the Annual Meeting.

                                                            Director           Term to           Positions Currently Held with
                 Nominees for Director          Age           Since             Expire                Kaye Kotts Associates
                 ---------------------          ---           -----             ------                ---------------------
                 David Kaye                      59           1989               1996         Chairman of the Board, Chief
                                                                                              Executive Officer, President,
                                                                                              Treasurer, Director
                 Susan E. Phillips               33           1995               1996         Secretary, Vice President -
                                                                                              Administration, Director
                 Michael M. Kesner               48           1995               1996         Vice President - Sales, Director
                 Robert M. Rubin                 55           1994               1996         Director
                 Lawrence Cohen                  50           1995               1996         Director

NOMINEES FOR DIRECTOR

         David Kaye has been Chairman of the Board and President of the Company since September 1989 and Treasurer since April 1995. Mr. Kaye also served as the Company's Secretary from September 1989 until April 1995.

         Susan E. Phillips became a Director of the Company in April 1995. Ms. Phillips joined the Company in September of 1989 as Mr. Kaye's administrative assistant, was promoted to Mr. Kaye's executive assistant in November 1992, was promoted to Vice-President - Administration in April 1995 and continued in that position until assuming the additional role of Secretary in April 1996.

         Michael M. Kesner became a Director of the Company in April 1995 and Vice-President - Sales in February 1996. Mr. Kesner joined the Company as a general manager of its San Diego, California office in April 1993, became a regional director in December 1993, became Vice President - Operations in April 1995 and continued in that position until being appointed Vice-President - Sales. Prior to joining the Company in April 1993, Mr. Kesner was director of operations for Pro-Tile, Inc., Mr. Kesner was president and chief executive officer of Kesner Vail Concrete Const. Inc., a company engaged in the concrete construction business. Kesner Vail Concrete Const. Inc. filed a petition under Chapter 11 of the United States Bankruptcy Code in July 1991 and in August 1991 that petition was converted to Chapter 7. Mr. Kesner also filed a petition under Chapter 7 of that Code in August 1992.

         Robert M. Rubin has been a Director of the Company since June 1994. Mr. Rubin has served as the chairman of the board of directors of Western Power & Equipment Corp. ("WPEC"), a construction equipment distributor, since November 20, 1992. Between November 20, 1992 and March 7, 1993, Mr. Rubin served as chief executive officer of WPEC. Between October, 1990 and January 1, 1994, Mr. Rubin served as the chairman of the board and chief executive officer of American United Global, Inc. ("AUGI"), an O-ring and sealing device manufacturer and owner of WPEC. Since January 1, 1994, his only position at AUGI has been chairman of the board. Mr. Rubin was the founder, president, chief executive officer and a director of Superior Care, Inc. ("SCI") from its inception in 1976 until May 1986. Mr. Rubin continued as a director of SCI (now known as Olsten Corporation ("Olsten")) until the latter part of 1987. Olsten, a New York Stock Exchange listed company, is engaged in providing home care and institutional staffing services and health care management services. Mr. Rubin was formerly a director and vice chairman, and is a minority stockholder of American Complex Care, Incorporated ("ACCI"), a public company which provided on-site health care services, including intradermal infusion therapies. In April 1995, the principal operating subsidiaries of ACCI petitioned in the Circuit Court of Broward County, Florida, for an assignment for the benefit of creditors. Mr. Rubin is also a director, chairman and minority stockholder of Universal Self Care, Inc., a public company engaged in the sale of products used by diabetics; and Response USA, Inc., a public company engaged in the sale and distribution of personal emergency response systems. Mr. Rubin is a director and minority stockholder of Diplomat Corporation, a public company engaged in the manufacture and distribution of baby products and a director of Help At Home, Inc., a provider of homemaker and housekeeping services to elderly and disabled persons. Mr. Rubin is also chairman, chief executive officer and a director and a principal stockholder of ERD Waste Corp., a public company specializing in the management and disposal of municipal solid waste, industrial and commercial nonhazardous solid waste, and hazardous waste. He is also a minority stockholder of STAT Health Care, Inc., a public company which provides physician contract management services to associations providing emergency room services to hospitals.

         Lawrence Cohen was appointed a Director of the Company in April 1995. Since 1992 to date, Mr. Cohen has been chairman of the board of Biotime Inc., a company founded by Mr. Cohen and engaged in the artificial plasma business.
Mr. Cohen is also a director of Apollo Genetics Inc., a company founded by Mr. Cohen and engaged in the genetic pharmaceuticals business, and Asha Corporation, a company engaged in the automobile design business. From 1990 to 1991, Mr. Cohen was the president and co- founder of Cryomedical Sciences Inc., a company which is engaged in the business of low temperature surgery. From 1988 to 1990, Mr. Cohen as the president of Hawk Marine Power Inc., a manufacturer of offshore powerboat race engines.

MEETINGS AND COMMITTEES

         The Board of Directors of Kaye Kotts Associates did not meet during the fiscal year ended December 31, 1995. In lieu of meetings, the Board of Directors acted on 12 occasions through signed Unanimous Consents. The Board of Directors does not have any standing Audit, Nominating, Compensation or other committees, besides the Stock Incentive Committee.

EXECUTIVE COMPENSATION

         Compensation Philosophy and Practices

         The Company's executive compensation program is based on the belief that the interests of executives should be closely aligned with those of Kaye Kotts Associates' stockholders. To support this philosophy, the following principles provide a framework for the compensation program:

         _ offer compensation opportunities that attract the best talent to Kaye Kotts Associates; motivate individuals to perform at their highest levels; reward outstanding achievement; and retain the leadership and skills necessary for building long-term stockholder value;

         _ maintain a significant portion of executives' total compensation at risk tied to both the annual and long-term financial performance of the Company, as well as to the creation of stockholder value.

         _ encourage executives to manage from the perspective of owners with an equity stake in the Company.

         While performance against financial objectives is the primary measurement for executive officers' annual incentive compensation, non-financial performance also can affect pay. Every executive, as well as every employee, is expected to uphold and comply with Kaye Kotts Associates Inc. Full-Time Employee Personnel Manual and Principles of Business Conduct, which requires the individual to maintain Kaye Kotts Associates' discrimination-free work place and high ethical standards and procedures regarding financial disclosure. Upholding the Kaye Kotts Associates Inc. Full-Time Employee Personnel Manual and Principles of Business Conduct contributes to the success of the individual employee and Kaye Kotts Associates as a whole.

         Executive Compensation

         The following table sets forth certain summary information with respect to the compensation paid to the Company's Chairman of the Board, President and Treasurer for services rendered in all capacities to the Company for the year ended December 31, 1995. The Company had no other executive officer whose total annual salary and bonus exceeded $100,000 in 1995.

                           SUMMARY COMPENSATION TABLE

                                             Fiscal Year
                 Name and Principal             Ended                                      Other Annual          All Other
                 Position                    December 31,     Salary ($)    Bonus ($)    Compensation ($)     Compensation ($)
                 --------                    ------------     ----------    ---------    ----------------     ----------------
                 David Kaye,                     1995          $150,000        (1)              (1)                 (1)
                  Chairman of the Board,
                  President and Treasurer

_________________
(1)      See "Employment Agreement" below.

         Employment Agreement

         Since January 1, 1995, Mr. Kaye's compensation has been $150,000 per year. The Company leases an automobile for Mr. Kaye, principally used in the Company' business. Mr. Kaye derives a personal benefit from the use of that automobile which the Company estimates to be less than $1,000 per year. Additionally, the Company pays for Mr. Kaye's life insurance and provides his family with health insurance at the approximate cost of $5,000 and $6,000 per year, respectively.

         The Company has entered into an employment agreement with Mr. Kaye pursuant to which he will act as Chairman of the Board and Chief Executive Officer for a five year period, at an annual salary of $150,000, subject to annual increases as may be determined by the Board of Directors. Mr. Kaye will be entitled to receive performance compensation equal to ten percent of the Company's annual pretax net income. Mr. Kaye's employment agreement requires the Company to maintain $1,100,000 in life insurance for his benefit. The employment agreement also provides Mr. Kaye's beneficiary and Mr. Kaye, respectively, with three months salary in the event of his death or disability and indemnifies him to the full extent permitted under the Delaware General Corporation Law.

STOCK OPTION PLANS

         The Company maintains stock option plans that permit the grant of options to purchase shares of Common Stock. The plans provide for the granting of both incentive stock options ("Incentive Stock Options"), as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options that do not qualify as options defined by Section 422 of the Code ("Non-Qualified Options"). Under the plans, Incentive Stock Options may be granted to employees, including officers and directors who are also employees, and Non-Qualified Options may be granted to officers, directors, advisors and consultants who may or may not be employees of the Company.

         The Company's two plans are the Kaye Kotts Associates Inc. 1995 Stock Incentive Plan ("1995 Plan") and Kaye Kotts Associates Inc. Directors Stock Option Plan ("Directors Plan"). The 1995 Plan is administered by a stock option committee comprised of two independent members of the Board of Directors, who are Messrs. Rubin and Cohen. The Directors Plan is administered by two directors of the Company. The administrators grant all options and determine the terms of the various grants under the 1995 Plan and Directors Plan. Under the Directors Plan, upon election to the Board of Directors, Outside Directors automatically receive options to purchase 3,000 shares of Common Stock, and each July 1 after election to the Board of Directors, such Directors will receive options to purchase 1,500 shares of Common Stock.

         The maximum term of any option under the plans is ten years. The exercise price per share may not be less than the fair market value (110% of the fair market value in the case of Incentive Stock Options granted to persons owning more than 10% of the voting stock of the Company), which will normally be the price at which the Common Stock is trading on the Boston Stock Exchange or the NASDAQ Small Cap Market on the date of grant. Options are not transferable.

         The 1995 Plan originally permitted the grant of options to purchase up to 350,000 shares of Common Stock. The Directors Plan permits the grant of options to purchase 50,000 shares of Common Stock. A proposal to approve an amendment to the 1995 Plan to increase the available shares of Common Stock underlying the Options to 666,000 shares is being presented to the shareholders concurrently with this proposal for the election of Directors. See "Amendment of Kaye Kotts Associates Inc. 1995 Stock Incentive Plan (Proposal Two)."

         No options have been granted under the 1995 Plan or the Directors
Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In November 1992, one of the principal stockholders and a founder of the Company, John R. Kotts, died. In January 1993, David Kaye transferred approximately $500,000, proceeds he received as beneficiary of an insurance policy on Mr. Kotts' life, to the Company. The proceeds were used to repay Mr. Kaye's indebtedness of approximately $200,000 to the Company and to create a loan to the Company of approximately $280,000, which was used by the Company to purchase Mr. Kotts' interest in the Company. The Company placed the repurchased shares of Common Stock into its treasury. In addition, the Company forgave $74,491 due from Mr. Kotts' estate.

         As of February 26, 1993, RK Partners, a principal stockholder of the Company, and the Company entered into a revolving credit and term loan agreement and a related security agreement and promissory note to provide the Company with a revolving credit facility in the principal amount of up to $500,000 (the "Credit Facility"). A member of RK Partners, Robert M. Rubin, became a Director of the Company in June 1994. The Credit Facility provides for yearly interest at the rate of eight percent upon all sums advanced to the Company and, as additional consideration, the Company issued 69,898 shares of its Common Stock to RK Partners. The shares of the Company's Common Stock issued to RK Partners were valued at approximately fifteen cents per share, the estimated fair market value of such shares on the date of their issuance. To secure the Company's obligations under the Credit Facility, RK Partners was granted a security interest in all of the Company's fixtures, tangible personal property and receivables. The Company repaid the outstanding balance advanced to the company by RK Partners, approximately $225,000, from a portion of the net proceeds of the February 1996 Offering and the security interest was released. See "Successful Initial Public Offering."

         In May 1994, the Company issued 50,342 shares of its Common Stock to Donna Cohen, the spouse of Lawrence Cohen, in consideration for Mr. Cohen then agreeing to serve on the Company's Board of Directors. Mrs. Cohen subsequently transferred 25,000 of said shares to two persons not otherwise affiliated with the Company.

         In June 1994 the Company issued 20,009 shares of its Common Stock to Robert M. Rubin in consideration for his agreeing to serve as a member of the Company's Board of Directors. In July 1994, Mr. Kaye purchased 300,000 shares of the Company's Series A Preferred Stock in exchange for the cancellation of the Company's $300,000 indebtedness to him. Mr. Kaye directed the Company to issue the shares of Series A Preferred Stock to Ms. Kaye.

         From July 1994 through February 1995, the Company sold an aggregate of $350,000 of its 8% Notes, 105,000 shares of its Common Stock and 105,000 Class B Warrants to a group of private investors for an aggregate amount of $351,050. Mr. Rubin was included in the foregoing group of private investors and acquired a $25,000 8% Note, 7,500 shares of Common Stock and 7,500 Class B Warrants. Additionally, Lawrence Kaplan, a partner of RK Partners, acquired a $30,000 8% Note, 9,000 shares of Common Stock and 9,000 Class B Warrants.

         The 8% Notes were initially payable in full, with interest on the outstanding principal, on the earlier of one year from the date of issuance or a closing of a public offering of the Company's equity securities from which it derives aggregate gross proceeds of $3,000,000 or more. Payment terms of the 8% Notes have been amended to require their repayment on the earlier of periods of time ranging from eighteen to twenty months from the date of issuance or a closing of a public offering of the Company's securities as described in the preceding sentence. The Company repaid substantially all of the amounts owing on the 8% Notes with a portion of the net proceeds of the February 1996 Offering. See "Successful Initial Public Offering." The Company is repaying the 8% Notes as such notes are being presented to the Company.

         In August 1994 and January 1995, Ms. Kaye exchanged with the Company 275,000 and 25,000 shares, respectively, of her Series A Preferred Stock in the Company for 275,000 shares of the Company's Common Stock and the cancellation of approximately $116,500 in indebtedness of Ms. Kaye and her spouse to the Company.

         Ms. Kaye has gifted 45,000 shares of the Company's Common Stock owned by her to officers and other employees of the Company including 10,000 shares each to Susan E. Phillips, the Company's Vice President-Administration and Michael M. Kesner, the Company's Vice President-Operations. The Company has also issued 30,000 shares of the Company's Common Stock to Steven Toscher, a person not otherwise affiliated with the Company, in consideration for his agreement to serve on the Board of Directors at some future time.

         During the first quarter of 1995, the Company borrowed $20,000 from Lawrence Kaplan. Such loan was used to pay certain expenses of the offering described in the following paragraph and the Company repaid this loan from the net proceeds of the February 1996 Offering. See "Successful Initial Public Offering."

         In August 1995, the Company sold an aggregate of $400,000 of its 4% Notes and 1,250,000 Redeemable Class C Common Stock Purchase Warrants ("Class C Warrants"), which have been redenominated as Class A Warrants, to a group of private investors for aggregate gross proceeds of $500,000. Lawrence Kaplan, a partner of RK Partners, a principal stockholder of the Company, was included in the foregoing group of private investors and acquired a $16,000 4% Note and 50,000 Class A Warrants. The 4% Notes were repaid with a portion of the net proceeds of the February 1996 Offering. See "Successful Initial Public Offering."

         The Company believes that its Credit Facility with RK Partners was on terms no less favorable to the Company than terms it would have been able and be able to receive from an unaffiliated third party. The sale by the Company of its 8% and 4% Notes and other securities to Messrs. Rubin and Lawrence Kaplan were on terms that were fair to the Company and no less favorable to the Company than contemporaneous sales of said notes and securities to unaffiliated third parties.


                    AMENDMENT OF KAYE KOTTS ASSOCIATES INC.
                           1995 STOCK INCENTIVE PLAN
                                 (PROPOSAL TWO)


         The Company has adopted the Kaye Kotts Associates Inc. 1995 Stock Incentive Plan (the "1995 Plan"). The Board of Directors has adopted an amendment to the 1995 Plan, subject to shareholder approval, to increase the number of shares of Common Stock available under such plan to 666,000 from 350,000 and to limit the number of shares of Common Stock with respect to which options may be granted during any calendar year to any person to 100,000 shares. The amendment also increases the persons eligible for participation in the 1995 Plan by making it available to most, and not just key, employees. The Board of Directors believes that such changes are necessary for the ongoing viability of the 1995 Plan and, more generally, for the attraction and retention of employees of outstanding quality at all levels of the Company.

         Stockholder approval of the amendment to the 1995 Plan requires an affirmative vote of the holders of a majority of the shares of the Common Stock present or represented and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT TO THE KAYE KOTTS ASSOCIATES INC. 1995 STOCK INCENTIVE PLAN.

GENERAL PLAN INFORMATION

         The Company has adopted the Kaye Kotts Associates Inc. 1995 Stock Incentive Plan, effective July 1, 1995 (the "Effective Date"). All statements made herein regarding the 1995 Plan, which are only intended to summarize the 1995 Plan, are qualified in their entirety by reference to the 1995 Plan.

         The Board of Directors of the Company has the power to modify, repeal, suspend or terminate the 1995 Plan. Notwithstanding this power, no such modification, repeal, suspension or termination shall adversely affect, in any way, the rights of those persons who hold outstanding Options unless such persons give their consent.

PURPOSE OF THE 1995 PLAN

         The purpose of the 1995 Plan is to further the growth and development of the Company by encouraging employees, consultants and advisors to obtain a proprietary interest in the Company by owning its Common Stock. The Company intends that the 1995 Plan will provide such persons with an added incentive to continue in the employ and service of the Company and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company. The Company also intends that the 1995 Plan will afford the Company a means of attracting to its service persons of outstanding quality.

ADMINISTRATION OF THE 1995 PLAN

         The 1995 Plan is administered by a committee (the "Committee"), appointed by the Board of Directors, consisting of at least two Directors of the Company who are "disinterested persons" within the meaning of Rule 16b-3(c)(2) of the Exchange Act. The Committee has the authority and sole discretion (1) to determine those persons eligible for an award under the 1995 Plan; (2) to grant awards under the 1995 Plan; (3) to determine the form and content of any award under the 1995 Plan (including, without limitation, the manner and conditions under which options are exercisable); (4) to interpret the 1995 Plan; and (5) to make all other decisions necessary or advisable for the administration of the 1995 Plan. All decisions, determinations and interpretations of the Committee are final and conclusive. Members of the Committee serve for no pre-determined period of time; however, the Board of Directors has the discretion to add members to, remove members from, or fill vacancies in, the Committee. Members of the Committee will be indemnified for their actions as members of the Committee, unless such actions are adjudged to be made in other than good faith. The current members of the Committee are Directors Robert M. Rubin and Lawrence Cohen.

SECURITIES TO BE OFFERED

         The 1995 Plan permits the Committee to grant options to purchase shares of the Common Stock ("Options") to certain persons. Options may be either incentive stock options as defined in Section 422 of the Internal Revenue Code ("ISOs") or stock options that are not ISOs ("non- ISOs"). In the event that any part or all of an ISO granted under the 1995 Plan fails to satisfy all of the requirements of Section 422, the portion that fails to meet such requirements shall be split from the ISO and shall become a Non-ISO. Such split shall be evidenced by one or more Option Agreements.

         The 1995 Plan currently reserves 350,000 authorized but unissued or treasury shares of Common Stock for issuance upon the exercise of the Options. The Board of Directors has adopted, subject to shareholder approval, an amendment to the 1995 Plan to increase the number of shares of Common Stock so reserved to 666,000 and limits the number of shares of Common Stock with respect to which options may be granted during any calendar year to any person to 100,000 shares. In the event of recapitalization, reclassification, stock split, combination of shares or stock dividend, the Committee will make the appropriate adjustment in the number and kind of shares available under the 1995 Plan and the number and kind of shares as to which outstanding Options are exercisable.

EMPLOYEES WHO MAY PARTICIPATE

         Under the 1995 Plan, the Committee may grant Options to employees, directors, consultants and advisors to the Company. ISOs are available only to employees, including directors, consultants and advisors to the extent such directors, consultants and advisors are employees of the Company. Non-ISOs are available to directors, consultants and advisors to the Company without such limitation. No director may receive Options while serving on the Committee.
As of May 6, 1996, the Company had approximately 105 employees who were eligible to participate in the 1995 Plan.

TERMS AND CONDITIONS OF EXERCISE

         The exercise of Options will be subject to such terms and conditions as are established by the Committee in a written agreement (the "Option Agreement") between the Company and the persons to whom Options are granted ("Optionee") within certain parameters as set forth below.

         Exercise Price. The exercise price of the Options shall be determined by the Committee; provided, however, the exercise price of any ISO may not be less than the fair market value (as determined under the 1995 Plan; 110% of the fair market value in the case of ISOs granted to persons owning more than ten percent of the voting power of all classes of stock of the Company) of the optioned shares on the date such Options are granted.

         Exercise Consideration. The exercise price may be paid for in cash or by delivery of shares of the Company's Common Stock, which shall be valued at the fair market price of the Common Stock on the date of exercise.

         Reload Options. At the time of granting any ISO or Non-ISO hereunder, the Committee will designate whether such ISO or Non-ISO will be accompanied by a "Reload Option." A Reload Option is an Option that is granted to an Optionee who pays for exercise of all or part of such ISO or Non-ISO with shares of the Common Stock. A Reload Option is for the same number of shares as is exchanged in payment for the exercise of such ISO or Non-ISO and is subject to all of the same terms and conditions as such ISO or Non-ISO, except that the Option Price for shares subject to the Reload Option is determined on the basis of the fair market value of such shares on the date the Reload Option is granted. In addition, the Committee, in its discretion, may grant one or more successive Reload Options to an Optionee who pays for exercise of a Reload Option with shares of the Common Stock. However, the term of a Reload Option may not extend beyond the original term of the ISO or Non-ISO with respect to which such Reload Option was granted.

         Exercise Period. The terms of the Options shall commence on the date of the grant of such Options and shall expire on the date determined by the Committee for each Option, but in no case shall such date be later than ten years (five years in the case of an Optionee owning more than ten percent of the voting power of all classes of stock of the Company) after the date the Option is granted. In addition, no Option can be exercised within six months of the date of its grant.

         Exercise Amount. The Optionee may exercise less than the full number shares of Common Stock covered by the Option. In the absence of a contrary provision in the Option Agreement, such exercise of a portion of an Option will be limited to the lesser of ten percent of the number of shares of Common Stock covered by such Option or 200 shares, unless the Optionee is exercising all of the remaining shares of an Option.

         Effect of Reorganization or Dissolution. In the event of any reorganization involving merger, consolidation, or acquisition of the stock or assets of the Company, the Committee may declare (i) any or all outstanding Options immediately exercisable and nonforfeitable to the extent permitted under federal and state law; and (ii) any Option granted but not exercised be applicable to the resulting corporation. In the event of dissolution and liquidation of the Company, the Committee will give each holder of an outstanding Option notice of such event at least ten days prior to its effective date, and the rights of all such holders will become immediately nonforfeitable and exercisable to the extent permitted under federal and state law.

         Effect of End of Employment. In the absence of Committee action to the contrary, an otherwise unexpired Option will cease to be exercisable upon
(i) an Optionee's termination of employment for cause (as defined in the 1995
Plan); (ii) the date three months after the Optionee terminates service for a reason other than cause, death or disability; (iii) the date one year after an Optionee terminates his employment because of disability; or (iv) the date one year after the death of an Optionee. In no event shall Options be exercisable after their date of expiration.

         Nontransferability. No Option shall be assignable or transferable by the Optionee except by will or by the laws of descent or distribution. During the lifetime of the Optionee, the Option can only be exercised by the Optionee.

FEDERAL INCOME TAX CONSEQUENCES

         ISOs. An Optionee recognizes no taxable income upon the grant of ISOs and incurs no tax liability due to the exercise unless the Optionee is subject to the alternative minimum tax. If the Optionee holds the Option shares for at least two years from the date the ISO is granted and one year from the date the ISO is exercised, any gain realized on the sale of the shares received upon exercise of such ISO is taxed as long-term capital gain. If an Optionee disposes of the shares before the expiration of either of the special holding periods, the disposition is a "disqualifying disposition." In this event, the Optionee will be required, at the time of the disposition of the Common Stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the Common Stock at the date of exercise as ordinary income and the excess, if any, as capital gain.

         The Company will not be entitled to any deduction for federal income tax purposes as the result of the grant or exercise of an ISO, regardless of whether the exercise of the ISO results in tax liability to the individual under the alternative minimum tax. However, if an Optionee has ordinary income taxable as compensation as a result of a disqualifying disposition, the Company will be entitled to deduct an equivalent amount.

         If an employee exercises an ISO and makes payment with shares of the Company's Common Stock, generally neither the employee nor the Company will recognize gain or loss at the time of exercise. However, if an employee exercises an ISO and makes payment with shares acquired through a prior exercise of a qualified stock option or an ISO, that exchange will constitute a premature disposition of such shares unless the shares have been held for the period required by the Internal Revenue Code.

         Non-ISOs. In the case of a Non-ISO, an Optionee will recognize ordinary income upon the exercise of the Non-ISO in the amount equal to the difference between the fair market value of the shares on the date of exercise and the option price. Upon a subsequent disposition of such shares, any amount received by the Optionee in excess of the fair market value of the shares as a result of the exercise will be taxed as a capital gain. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the Optionee in connection with the exercise of a Non-ISO.

         If an employee exercises a Non-ISO and makes payment with shares of the Company's Common Stock, neither the employee nor the Company will recognize gain or loss for the number of shares equally exchanged at the time of exercise. However, the additional shares transferred to the employee will cause him or her to realize, at the time of exercise, taxable ordinary income in the amount equal to the fair market value of the additional shares transferred to the employee less any cash paid by the employee. The exchange of shares acquired by an employee through a prior exercise of a qualified stock option or an ISO does not constitute a premature disposition of such shares.


              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL THREE)


         The Board of Directors has selected Feldman, Radin & Co., P.C. as Kaye Kotts Associates' independent auditors for the fiscal year ending December 31, 1996, and to audit the books and accounts of Kaye Kotts Associates for that year. A resolution to ratify and approve such selection will be offered at the meeting. Feldman, Radin & Co., P.C., together with its predecessors, have been independent auditors of Kaye Kotts Associates for more than three years.

         Representatives of Feldman, Radin & Co., P.C. are expected to be present at Annual Meeting and to be available to respond to appropriate questions. The representatives will also be provided an opportunity to make a statement, if they desire to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF FELDMAN, RADIN & CO., P.C. AS THE INDEPENDENT AUDITORS FOR KAYE KOTTS ASSOCIATES FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

                                 OTHER BUSINESS


         The Board of Directors does not know of any other business to be presented for action at the Annual Meeting. If any other business is properly presented at the Annual Meeting, shares represented by the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named therein.


                             SHAREHOLDER PROPOSALS


         Any shareholder of Kaye Kotts Associates wishing to have a proposal considered for inclusion in the Kaye Kotts 1997 proxy solicitation materials must, in addition to other applicable requirements, set forth such proposal in writing and file it with the Secretary of Kaye Kotts Associates on or before December 15, 1996. The Board of Directors of Kaye Kotts Associates will review any proposals from shareholders received by that date and will determine whether applicable requirements have been met for inclusion of any such proposals in such 1997 proxy solicitation materials.


                       SUCCESSFUL INITIAL PUBLIC OFFERING


         The Board of Directors is pleased to announce that in February 1996 the Company successfully completed the issuance of 1,150,000 shares of Common Stock for $5.00 per share and 1,265,000 Redeemable Class A Common Stock Purchase Warrants for $.15 per warrant (the "February 1996 Offering"). Each warrant entitles the holder to purchase one share of the Company's Common Stock for $6.00 per share, subject to adjustment, for five years commencing February 22, 1996. The Company raised approximately $5,857,000 in the February 1996 Offering after subtracting offering expenses and Underwriter's discounts. The Company anticipates using most of the net proceeds from the February 1996 Offering to repay indebtedness and to expand its operations to the metropolitan areas of Baltimore-Washington, D.C., Dallas-Fort Worth and New York City.

                                              By Order of the Board of Directors



Date:  May 20, 1996
                                              SUSAN E. PHILLIPS
                                              ---------------------------
                                              Susan E. Phillips,
                                              Secretary

                           KAYE KOTTS ASSOCIATES INC.
       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 20, 1996

    The undersigned shareholder of Kaye Kotts Associates Inc., a Delaware corporation (the "Company"), hereby appoints DAVID KAYE and SUSAN PHILLIPS, as the undersigned's proxies, each with full power of substitution, to attend and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on Thursday, June 20, 1996, at 9:00 a.m., Pacific Time, at Radisson Valley Center Hotel, 15433 Ventura Boulevard, Sherman Oaks, California 91403,
(818) 981-8400, and any adjournments thereof, and to represent and vote as designated below all of the shares of Common Stock of the Company that the undersigned would be entitled to vote.

1. Proposal to elect five members of the Company's Board of Directors. The following five persons have been nominated to serve on the Company's Board of
   Directors: David Kaye, Susan E. Phillips, Michael M. Kesner, Robert M. Rubin and Lawrence Cohen.

   / / FOR all nominees listed above                        / /WITHHOLD
                                                               AUTHORITY
                                                               to vote for all
                                                               nominees listed
                                                               above.

-------------------------------------------------------------------------------
(Instruction: To withhold authority for any one or more individual nominee(s), write the name of such nominee(s) on the line provided above.)

2. Proposal to ratify the appointment of Feldman Radin & Co. as auditors for the Company for the fiscal year ending December 31, 1996.

         / /  FOR               / /  AGAINST               / /  ABSTAIN

3. Proposal to amend the Kaye Kotts Associates Inc. 1995 Stock Incentive Plan.

         / /  FOR               / /  AGAINST               / /  ABSTAIN

    The proxies, and each of them, shall have all the powers that the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at the above Annual Meeting and hereby ratifies and confirms all that the proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of solicitation of this proxy, the proxies are authorized to vote in accordance with their best judgment.

   This Proxy is solicited on behalf of the Board of Directors of the Company

    The proxies present at the Annual Meeting, either in person or by substitute (or if only one shall be present and act, then that one) shall vote the shares represented by this proxy in the manner indicated above. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED ON THIS PROXY, IT WILL BE VOTED FOR PROPOSAL NOS. 1, 2 AND 3.
                                                       Dated: ___________, 1996

                                                       ------------------------
                                                       Signature of Shareholder

                                                       ------------------------
                                                              Print Name

                                                       ------------------------
                                                       Signature of Shareholder

                                                       ------------------------
                                                              Print Name

                                                       IMPORTANT: Please sign
                                                       your name(s) exactly as
                                                       it/they appear on the
                                                       records of the Company.
                                                       When signing as an
                                                       officer of a corporation,
                                                       partner of a partnership,
                                                       attorney-in-fact,
                                                       executor, administrator,
                                                       trustee or guardian,
                                                       please give your full
                                                       title. JOINT OWNERS MUST
                                                       EACH SIGN.